                        FIRST AMENDMENT TO THIRD AMENDED
                          AND RESTATED LOAN AGREEMENT



                 This First Amendment to Third Amended and Restated Loan Agreement (the "Amendment") dated as of June 30, 1995, is between Bank of America National Trust and Savings Association (the "Bank") and Ducommun Incorporated (the "Borrower").

                                    RECITALS

                 A. The Bank and the Borrower entered into that certain Third Amended and Restated Loan Agreement dated as of January 20, 1995 (the "Agreement").

                 B.  The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT

                 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

                 2.  Amendments.  The Agreement is hereby amended as follows:

                          2.1 In Schedule 1 of the Agreement, the definition of "Expiration Date" is amended by deleting the date "July 15, 1996" therefrom, and inserting the date "July 15, 1997" in its stead.

                          2.2 In Subparagraph 1.12(e) of the Agreement, the period at the end of item (ix) of the definition of "Excess Cash Flow" is deleted and the following substituted therefor:

                                  ", (x) minus any voluntary Commitment
                          reduction for that fiscal period."

                          2.3 In Subparagraph 1.12(e) of the Agreement, item (i) of the definition of Cash Flow is amended and restated in its entirety to read as follows:

                                  "(i)  Minus any increase (and plus any
                          decrease) in Working Capital over that fiscal period (excluding $1,800,000 of the Working Capital Advances),"

                          2.4  In Subparagraph 1.12(e) of the Agreement, item
         (iii) of the definition of "EBITDA" is amended and restated in its entirety to read as follows:

                                  "(iii) provisions for taxes accrued in that
                          fiscal period,"

                          2.5 The following Subparagraph (h) is added to Paragraph 1.12 of the Agreement:

                                  "(h)  Interim permanent prepayments of
                          Acquisition Advances outstanding under the Commitment are permitted at the Borrower's option and will be applied; (i) first to the next scheduled principal payment within the calendar quarter, and (ii) then





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                          to scheduled principal payments in the inverse order
                          of their maturity and the Commitment shall concurrently be reduced by the amount of any such prepayments."

                          2.6     In Paragraph 7.2 of the Agreement,
         Subparagraph (f) is amended and restated in its entirety to read as follows:

                                  "(f) Updated projections for the Borrower and
                          its Subsidiaries (prepared on a consolidated and consolidating basis) as follows: (i) within 60 days prior to the end of each Fiscal Year on an annual basis for the subsequent Fiscal Years through December 31, 1998, and (ii) within 30 days after the end of each Fiscal Year the annual operating plan for the current Fiscal Year, on a monthly basis; such projections required by (i) and (ii) above to be in form and detail satisfactory to the Bank, and each one to be submitted together with the certification of the Borrower's chief financial officer stating that the projections are based on facts known to the Borrower and on assumptions that are reasonable and consistent with such facts, that no material (in amount and likelihood) fact or assumption has been omitted as a basis for such projections which, in the Borrower's reasonable business judgment, should be included, and that such projections are reasonably based on such facts and assumptions."

                          2.7  In Paragraph 7.3 of the Agreement, Subparagraphs
         (a) and (b) are amended and restated in their entirety to read as follows:

                                  "(a)  Twenty Four Million Dollars
                          ($24,000,000); plus

                                  (b) 90% of the net income after income taxes (without subtracting losses) earned in each Fiscal Quarter commencing March 31, 1995; minus

                                  (c) any earnout payments to former Brice and 3DBM stockholders in connection with the Brice acquisition or the 3DBM acquisition, if such earnout payments are capitalized."

                          2.8 In Paragraph 7.4 of the Agreement, the ratios required for the periods are amended and restated in their entirety to read as follows:

                                              Period                                   Ratio
                                              ------                                   -----
                                  the date hereof through
                                  December 30, 1995                                  1.65:1.00

                                  December 31, 1995 through
                                  December 30, 1996                                  1.40:1.00

                                  December 31, 1996 through
                                  December 30, 1997                                  1.10:1.00

                                  December 31, 1997 through
                                  December 31, 1998                                   .90:1.00




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                          2.9  In Paragraph 7.5 of the Agreement, the lead in
         paragraph is amended and restated in full to read as follows:

                                  "7.5  Quick Ratio.  To maintain, on a
                          consolidated basis as of the end of each month, a ratio of selected current assets to selected current liabilities of at least 0.55:1.00 commencing June 30, 1995 and at all times, calculated in accordance with GAAP consistently applied."

                          2.10 In Paragraph 7.6 of the Agreement, the ratios required for the periods are amended and restated in their entirety as follows:

                                           Period                              Ratio
                                           ------                              -----

                                  the date hereof through
                                  June 29, 1995                              1.10:1.00

                                  June 30, 1995 through
                                  December 30, 1995                          1.08:1.00

                                  December 31, 1995 through
                                  March 30, 1997                             1.15:1.00

                                  March 31, 1997 through
                                  March 30, 1998                             1.20:1.00

                                  March 31, 1998
                                  and at all times                           1.25:1.00


                          2.11 The following is added to Subparagraph 7.6(a) of the Agreement:

                                  "minus (x) earnout payments in connection
                          with the Brice acquisition or the 3DBM Acquisition, if such earnout payments are capitalized;"

                 3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

                 4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

                 This Amendment is executed as of the date stated at the beginning of this Amendment.





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                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION


                             By:________________________________
                                  J. Thomas Fagan
                                  Vice President



                             DUCOMMUN INCORPORATED


                             By:________________________________
                                  Joseph C. Berenato
                                  Executive Vice President, Chief
                                  Operating Officer and Chief
                                  Financial Officer


                             By:________________________________
                                  James S. Heiser
                                  Vice President and
                                  Secretary





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